TRANSFER AGENCY - RELATED SERVICES DELEGATION AGREEMENT

THIS AGREEMENT is made as of November 13, 2002 by and between PFPC INC., a Massachusetts corporation (“PFPC”) and UBS GLOBAL ASSET MANAGEMENT (US) INC., a Delaware corporation (“UBS Global AM”).

WHEREAS, PFPC has entered into a Transfer Agency and Related Services Agreement (“Transfer Agency and Related Services Agreement”) to provide transfer agency and related services with respect to shares of each series of each of the funds listed on the attached Exhibit B (each a “Fund”, collectively the “Funds”); and

WHEREAS, under the Transfer Agency and Related Services Agreement PFPC is authorized to delegate to UBS Global AM, which may, in turn, further delegate to an affiliated or unaffiliated entity, its obligation to perform services thereunder with respect to certain brokerage clients who are also shareholders of the Funds; and

WHEREAS, subject to the terms and conditions hereof, PFPC wishes to delegate to UBS Global AM, and UBS Global AM wishes to perform, certain of the transfer agency-related services that PFPC is obligated to perform under the Transfer Agency and Related Services Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound, PFPC and UBS Global AM hereby agree as follows:

1.      Delegation. PFPC hereby delegates to UBS Global AM its duty and obligation under the Transfer Agency and Related Services Agreement to perform those services specified in Exhibit A hereto (the “Delegated Services”), and UBS Global AM hereby agrees to perform the Delegated Services in accordance with the terms and conditions hereof. In the event that PFPC determines to delegate, and UBS Global AM agrees in writing to perform, additional services now or hereafter required to be performed by PFPC under the Transfer Agency and Related Services Agreement, such additional services shall constitute Delegated Services hereunder, provided, however, that UBS Global AM shall receive such additional compensation for the performance of those additional services as shall be agreed upon between the parties.

2.      Responsibilities of UBS Global AM. UBS Global AM shall perform the Delegated Services in accordance with the terms and conditions of the Transfer Agency and Related Services Agreement.

UBS Global AM undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by UBS Global AM hereunder. Except as specifically set forth herein, UBS Global AM assumes no responsibility for such compliance by the Funds.

UBS Global AM shall prepare and maintain in complete and accurate form all books and records necessary for it to perform the Delegated Services including (a) all those records required to be prepared and maintained by each Fund under the Investment Company Act of 1940, as amended, by other applicable Securities Laws, rules and regulations and by state laws and (b) such books and records as are necessary for UBS Global AM to perform all of the services it agrees to provide in this Agreement and the Exhibits attached hereto. The books and records pertaining to each Fund, which are in the possession or under the control of UBS Global AM, shall be the property of each such Fund. The Funds and Authorized Persons shall have access to such books and records in the possession or under the control of UBS Global AM at all times during UBS Global AM’s normal business hours. Upon the reasonable request of a Fund, copies of any such books and records in the possession or under the control of UBS Global AM shall be provided by UBS Global AM to the Fund or to an Authorized Person. Upon reasonable notice by a Fund, UBS Global AM shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visits by a Fund, any agent or person designated by the Fund or any regulatory agency having authority over a Fund.

In performing the Delegated Services, UBS Global AM shall be subject to the same record keeping and other responsibilities, duties and standards of care and shall have the same rights, benefits (other than compensation), liabilities and limitations as are applicable to PFPC under the Transfer Agency and Related Services Agreement with respect to the performance of the same services.

3.      Compensation. As compensation for performance of the Delegated Services, PFPC will pay to UBS Global AM the fees set forth on Exhibit B hereto, together with such other amounts as may be agreed from time to time in writing by PFPC and UBS Global AM, provided that PFPC shall not be obligated to pay such compensation to UBS Global AM with respect to any invoice for which PFPC has not received payment from the Fund pursuant to the Transfer Agency and Related Services Agreement.

4.      Duration and Termination. This Agreement shall be effective upon the date first above written and, unless sooner terminated as set forth herein, shall continue with respect to the Transfer Agency and Related Services Agreement for so long as such Transfer Agency and Related Services Agreement remains in effect. This Agreement may be terminated for cause upon at least thirty (30) days prior written notice. For purposes of this paragraph, “cause” shall mean:

(a)      in the case of a termination by UBS Global AM, the failure of PFPC to timely pay the compensation to UBS Global AM that is provided for hereunder; and

(b)      in the case of a termination by PFPC, (i) UBS Global AM’ material breach of this Agreement causing it to fail to substantially perform its duties under this Agreement, provided that UBS Global AM has received written notice from PFPC specifying the material breach and has not corrected such breach within a 15-day period; (ii) financial difficulties of UBS Global AM evidenced by the authorization or commencement of a voluntary or involuntary bankruptcy under the

U.S. Bankruptcy Code or any applicable bankruptcy or similar law, or under any applicable law of any jurisdiction relating to the liquidation or reorganization of debt, the appointment of a receiver or to the modification or alleviation of the rights of creditors; and (iii) issuance of an administrative or court order against UBS Global AM with regard to the material violation or alleged material violation of the Securities Laws or other applicable laws related to the performance of transfer agency-related services.

5.      Miscellaneous.

(a)      Unless the context otherwise requires, all capitalized terms not otherwise defined herein shall have the same meanings as in the Transfer Agency and Related Services Agreement.

(b)      It is understood and agreed that all Delegated Services performed by UBS Global AM under this Agreement will be as an independent contractor and not as an employee or agent of PFPC or a Fund.

(c)      This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

(d)      The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)      This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law without regard to principles of conflicts of law.

(f)       If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

(g)      This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(h)      The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

(i)       This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

IN WITNESS WHEREOF, PFPC and UBS Global AM have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

PFPC, INC.

By: /s/ Michael G. McCarthy
Name: Michael G. McCarthy
Title: Sr. VP/General Manager

UBS GLOBAL ASSET	UBS GLOBAL ASSET
MANAGEMENT (US) INC.	MANAGEMENT (US) INC.

By: /s/ Edward W. Janczek Jr.	By: /s/ Margot B. Nones
Name: Edward W. Janczek Jr.	Name: Margot B. Nones
Title: Executive Director	Title: Executive Director

EXHIBIT A

DELEGATED SERVICES

The following transfer agency related services required to be performed under this Agreement are delegated by PFPC to UBS Global AM which may, in turn, further delegate any or all of such duties to an affiliated or unaffiliated entity. UBS Global AM or its delegate shall provide the following services:

a.
Establish and maintain a dedicated service center with sufficient facilities, equipment and skilled personnel to address all shareholder inquiries received by telephone or mail regarding the Funds and their accounts;

b.	Provide timely execution of redemptions, exchanges and non-financial transactions directed to investment professionals and specifically requested by Fund shareholders;

c.	Issue checks from proceeds of Fund share redemptions to shareholders as directed by the shareholders or their agents;

d.	Process and maintain shareholder account registration information;

e.	With respect to customer accounts maintained through brokerage firms, review new applications and correspond with shareholders to complete or correct information;

f.
Prepare and mail monthly or quarterly consolidated account statements that reflect Fund balances and transactions (such information to be combined with other activity and holdings in investors’ brokerage accounts);

g.
Establish and maintain a dedicated service center with sufficient facilities, equipment and skilled personnel to address all inquiries from dealers that sell Fund shares regarding operational issues and performance;

h.	Capture, process and mail required tax information to shareholders and report this information to the Internal Revenue Service;

i.	Provide the capability to margin Funds held within the client’s brokerage account;

j.	Prepare and provide shareholder registrations for mailing of proxies, reports and other communications to shareholders;

k.	Develop, maintain and issue checks from the Automatic Cash Withdrawal Plan if offered within the client’s brokerage account;

l.	Maintain duplicate shareholder records and reconcile those records with those at the transfer agent;

m.	Process and mail duplicate monthly or quarterly statements to investment professionals;

n.	Establish and maintain shareholder distribution options (i.e., election to have dividends paid in cash, rather than reinvested in Fund shares);

o.	Process and mail purchase, redemption and exchange confirmations to Fund shareholders and investment professionals;

p.	Issue dividend checks to shareholders that select cash distributions to their brokerage account;

q.	Develop and maintain the automatic investment plan offered within the client’s brokerage account; and

r.	Provide bank-to-bank wire transfer capabilities related to transactions in Fund shares.

EXHIBIT B

		New	New	New
		Total	PFPC	UBS	Estimated
		Fee	Allocation	Allocation	OOP
RETAIL MONEY MARKET

UBS Money Market	A	17.00	5.41	10.66	0.93
UBS Money Market	B	18.00	6.22	10.85	0.93
UBS Money Market	C	18.00	6.22	10.85	0.93
UBS PaineWebber Cash		22.00	6.53	13.29	2.18
UBS PaineWebber RMA California Municipal Money		21.50	5.96	13.49	2.05
UBS PaineWebber RMA Money Market		21.50	5.96	13.56	1.98
UBS PaineWebber RMA New Jersey Municipal Money		21.50	5.93	15.27	0.30
UBS PaineWebber RMA New York Municipal Money		21.50	5.97	13.34	2.19
UBS PaineWebber RMA Retirement Money		18.50	5.01	11.38	2.11
UBS PaineWebber RMA Tax-Free Money		21.50	5.97	13.37	2.16
UBS PaineWebber RMA U.S. Government		21.50	5.97	13.36	2.17

EQUITY

UBS Enhanced Nasdaq 100	A	16.00	6.13	9.57	0.30
UBS Enhanced Nasdaq 100	B	17.00	6.97	9.73	0.30
UBS Enhanced Nasdaq 100	C	17.00	6.97	9.73	0.30
UBS Enhanced Nasdaq 100	Y	16.00	6.13	9.57	0.30
UBS Enhanced S&P 500	A	16.00	6.13	9.57	0.30
UBS Enhanced S&P 500	B	17.00	6.97	9.73	0.30
UBS Enhanced S&P 500	C	17.00	6.97	9.73	0.30
UBS Enhanced S&P 500	Y	16.00	6.13	9.57	0.30
UBS Financial Services Fund	A	16.00	6.13	9.57	0.30
UBS Financial Services Fund	B	17.00	6.97	9.73	0.30
UBS Financial Services Fund	C	17.00	6.97	9.73	0.30
UBS Financial Services Fund	Y	16.00	6.13	9.57	0.30
UBS S&P 500 Index	A	16.00	6.13	9.57	0.30
UBS S&P 500 Index	C	17.00	6.97	9.73	0.30
UBS S&P 500 Index	Y	16.00	6.13	9.57	0.30
UBS Strategy	A	16.00	6.13	9.57	0.30
UBS Strategy	B	17.00	6.97	9.73	0.30
UBS Strategy	C	17.00	6.97	9.73	0.30
UBS Strategy	Y	16.00	6.13	9.57	0.30
UBS Tactical Allocation	A	16.00	6.13	9.57	0.30
UBS Tactical Allocation	B	17.00	6.97	9.73	0.30
UBS Tactical Allocation	C	17.00	6.97	9.73	0.30
UBS Tactical Allocation	Y	16.00	6.13	9.57	0.30

UBS PACE (EFFECTIVE DECEMBER 1, 2003)

UBS Pace Global Fixed Income	A	17.00	6.41	9.86	0.73
UBS Pace Global Fixed Income	B	18.00	7.22	10.05	0.73
UBS Pace Global Fixed Income	C	18.00	7.22	10.05	0.73
UBS Pace Global Fixed Income	P	17.00	6.41	9.86	0.73
UBS Pace Global Fixed Income	Y	17.00	6.41	9.86	0.73
UBS Pace Government Securities Fixed Income	A	17.00	6.41	9.66	0.93
UBS Pace Government Securities Fixed Income	B	18.00	7.22	9.85	0.93
UBS Pace Government Securities Fixed Income	C	18.00	7.22	9.85	0.93
UBS Pace Government Securities Fixed Income	P	17.00	6.41	9.66	0.93
UBS Pace Government Securities Fixed Income	Y	17.00	6.41	9.66	0.93
UBS Pace Intermediate Fixed Income	A	17.00	6.41	9.66	0.93
UBS Pace Intermediate Fixed Income	B	18.00	7.22	9.85	0.93
UBS Pace Intermediate Fixed Income	C	18.00	7.22	9.85	0.93
UBS Pace Intermediate Fixed Income	P	17.00	6.41	9.66	0.93
UBS Pace Intermediate Fixed Income	Y	17.00	6.41	9.66	0.93
UBS Pace International Emerging Markets Equity	A	16.00	6.13	9.57	0.30
UBS Pace International Emerging Markets Equity	B	17.00	6.97	9.73	0.30
UBS Pace International Emerging Markets Equity	C	17.00	6.97	9.73	0.30
UBS Pace International Emerging Markets Equity	P	16.00	6.13	9.57	0.30
UBS Pace International Emerging Markets Equity	Y	16.00	6.13	9.57	0.30
UBS Pace International Equity	A	16.00	6.13	9.57	0.30
UBS Pace International Equity	B	17.00	6.97	9.73	0.30
UBS Pace International Equity	C	17.00	6.97	9.73	0.30
UBS Pace International Equity	P	16.00	6.13	9.57	0.30
UBS Pace International Equity	Y	16.00	6.13	9.57	0.30
UBS Pace Large Co Growth Equity	A	16.00	6.13	9.57	0.30
UBS Pace Large Co Growth Equity	B	17.00	6.97	9.73	0.30
UBS Pace Large Co Growth Equity	C	17.00	6.97	9.73	0.30
UBS Pace Large Co Growth Equity	P	16.00	6.13	9.57	0.30
UBS Pace Large Co Growth Equity	Y	16.00	6.13	9.57	0.30
UBS Pace Large Co Value Equity	A	16.00	6.13	9.57	0.30
UBS Pace Large Co Value Equity	B	17.00	6.97	9.73	0.30
UBS Pace Large Co Value Equity	C	17.00	6.97	9.73	0.30
UBS Pace Large Co Value Equity	P	16.00	6.13	9.57	0.30
UBS Pace Large Co Value Equity	Y	16.00	6.13	9.57	0.30
UBS Pace Money Market	P	21.50	5.97	13.36	2.17
UBS Pace Municipal Fixed Income	A	16.00	6.00	9.07	0.93
UBS Pace Municipal Fixed Income	B	17.00	6.78	9.29	0.93
UBS Pace Municipal Fixed Income	C	17.00	6.78	9.29	0.93
UBS Pace Municipal Fixed Income	P	16.00	6.00	9.07	0.93
UBS Pace Municipal Fixed Income	Y	16.00	6.00	9.07	0.93

UBS Pace Small/Medium Co Growth Equity	A	16.00	6.13	9.57	0.30
UBS Pace Small/Medium Co Growth Equity	B	17.00	6.97	9.73	0.30
UBS Pace Small/Medium Co Growth Equity	C	17.00	6.97	9.73	0.30
UBS Pace Small/Medium Co Growth Equity	P	16.00	6.13	9.57	0.30
UBS Pace Small/Medium Co Growth Equity	Y	16.00	6.13	9.57	0.30
UBS Pace Small/Medium Co Value Equity	A	16.00	6.13	9.60	0.27
UBS Pace Small/Medium Co Value Equity	B	17.00	6.97	9.76	0.27
UBS Pace Small/Medium Co Value Equity	C	17.00	6.97	9.76	0.27
UBS Pace Small/Medium Co Value Equity	P	16.00	6.13	9.60	0.27
UBS Pace Small/Medium Co Value Equity	Y	16.00	6.13	9.60	0.27
UBS Pace Strategic Fixed Income	A	16.00	6.16	9.11	0.73
UBS Pace Strategic Fixed Income	B	17.00	7.01	9.26	0.73
UBS Pace Strategic Fixed Income	C	17.00	7.01	9.26	0.73
UBS Pace Strategic Fixed Income	P	16.00	6.16	9.11	0.73
UBS Pace Strategic Fixed Income	Y	16.00	6.16	9.11	0.73